UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2006

Bancinsurance Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-8738	31-0790882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Broad Street, 10th Floor, Columbus, Ohio		43215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-220-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2006, Bancinsurance Corporation (the "Company") amended and restated its unsecured Credit Agreement (the "Credit Agreement") and entered into the Eleventh Amendment and Restatement of Note (the "Note") (collectively, the "Agreement") between the Company and Fifth Third Bank. The Agreement provides a revolving line of credit facility under which the Company may borrow up to $10,000,000 from time to time, and which matures on June 30, 2009. As of June 15, 2006, there were no borrowings outstanding under the Agreement.

Borrowings under the Agreement may be prepaid and, if the Company is not in default, re-borrowed. Interest is payable monthly at a rate equal to the prime rate (as defined in the Credit Agreement) less 75 basis points, with a commitment fee on the unused portion of the Agreement.

The Agreement contains financial and other covenants, including, without limitation, covenants requiring maintenance of minimum tangible net worth, minimum debt service coverage ratio, minimum A.M. Best Company rating, and a maximum net premium ratio as well as other covenants addressing limitations on indebtedness, liens, leases, guarantees and loans, mergers or disposition of assets, transactions with affiliates, payments of indebtedness and dividend payments from subsidiaries. A violation of these covenants could result in an event of default under the Agreement. Upon the occurrence of any event of default, Fifth Third Bank has no obligation to make any additional loans to the Company and the obligations of the Company under the Agreement may be accelerated.

A copy of the Credit Agreement and the Note are being filed as Exhibit 4.1 and 4.2, respectively to this Current Report on Form 8-K. The foregoing summary of the Credit Agreement and the Note are qualified in their entirety by reference to Exhibit 4.1 and 4.2, respectively.

In the ordinary course of business, the Company from time to time sells insurance products to Fifth Third Bank and uses Fifth Third Bank’s custodial and banking services. Si Sokol, the Chairman and Chief Executive Officer of the Company, serves on the Fifth Third Bank Community Advisory Forum. Fifth Third Bank is also the trustee for Si Sokol’s Split-Dollar Life Insurance Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Agreement entered into by the Company as of June 15, 2006 is incorporated herein by reference from "Item 1.01. Entry into a Material Definitive Agreement" of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1 Amended and Restated Credit Agreement effective as of June 15, 2006 by and between Bancinsurance Corporation and Fifth Third Bank.

4.2 Eleventh Amendment and Restatement of Note effective as of June 15, 2006 by and between Bancinsurance Corporation and Fifth Third Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancinsurance Corporation

June 16, 2006	By:	/s/ John S. Sokol

Name: John S. Sokol
Title: President

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Exhibit Index

Exhibit No.	Description

4.1	Amended and Restated Credit Agreement effective as of June 15, 2006 by and between Bancinsurance Corporation and Fifth Third Bank.
4.2	Eleventh Amendment and Restatement of Note effective as of June 15, 2006 by and between Bancinsurance Corporation and Fifth Third Bank.